EXHIBIT NO. 99.(i)2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XI (the “Trust”) (File Nos. 33-68310 and 811-7992), of my opinion dated January 23, 2006, appearing in Post-Effective Amendment No. 24 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

November 20, 2009